UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2010

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2010, at a regularly scheduled meeting of the Board of Directors of InfuSystem Holdings, Inc. (the “Company”), the Board appointed Tim Kopra to serve as a member of the Board of Directors of the Company, effective as of April 8, 2010. Mr. Kopra will serve as a member of the Board of Directors until the annual meeting of the stockholders on May 27, 2010, at which time he will stand for re-election.

Mr. Kopra received a Bachelor of Science from the United States Military Academy, West Point, New York in 1985, a Master of Science in Aerospace Engineering at Georgia Institute of Technology in 1995 and a Master of Strategic Studies at the U.S. Army War College in 2006.

Mr. Kopra received his commission as a second lieutenant from the U.S. Military Academy in May 1985 and was designated as an Army aviator in August 1986. He then completed a three-year assignment at Fort Campbell, Kentucky, where he served as an aeroscout platoon leader, troop executive officer, and squadron adjutant in the 101st Airborne Division’s air cavalry squadron. In 1990, Mr. Kopra was assigned to the 3rd Armored Division in Hanau, Germany, and was deployed to Southwest Asia where he served in Operations Desert Shield and Desert Storm. He completed his tour in Germany as an attack helicopter company commander and an operations officer. After returning to the United States and completing graduate studies at Georgia Tech, he was selected in 1995 to attend the U.S. Naval Test Pilot School. Upon graduation, Mr. Kopra was assigned to the U.S. Army Aviation Technical Test Center, where he worked as an experimental test pilot on various projects and served as the developmental test director for the Comanche helicopter program. Other military schools include the Army Parachutist Course, Pathfinder Course, Air Assault Course, the Combined Services Staff School, and the Command and General Staff College. Mr. Kopra was assigned to NASA at the Johnson Space Center in September 1998 as a vehicle integration test engineer. In July 2000, Mr. Kopra was selected as an astronaut and competed two years of intensive Space Shuttle, Space Station, and T-38 flight training. Mr. Kopra then served in the Space Station Branch of the Astronaut Office, where his primary focus involved testing crew interfaces for International Space Station (ISS) pressurized modules as well as the implementation of support computers and operational Local Area Network on ISS. In September 2006, Mr. Kopra served with a six person crew aboard the National Oceanic and Atmospheric Administration’s Aquarius underwater laboratory as part of NASA Extreme Environment Mission Operations 11. Mr. Kopra completed his first space flight in 2009, logging two months in space. Mr. Kopra is currently assigned to STS-133 targeted for launch in September 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Sean McDevitt
Sean McDevitt
Chief Executive Officer

Dated: April 12, 2010